UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2024, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Matthias Aydt (the “Purchaser”), the Global Chief Executive Officer of the Company, pursuant to which the Company agreed to issue and sell one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to the Purchaser for a purchase price of $100.00. The closing of the sale and purchase of the share of Series A Preferred Stock was completed on June 21, 2024.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred Stock on the Shareholder Proposals (defined below) in the same proportion as shares of common stock of the Company (the “Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on each Shareholder Proposal; provided, that unless and until at least one-third of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Shareholder Proposals are presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred Stock on the Shareholder Proposals. A “Shareholder Proposal” means each of the Share Authorization Proposal and the Reverse Stock Split Proposal and, together, the “Shareholder Proposals”, “Share Authorization Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the stockholders of the Company to adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized Class A Common Stock and Class B Common Stock, increasing the total number of Common Stock, and “Reverse Stock Split Proposal” means any proposal approved by the Board and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments, and to reduce the number of outstanding shares of Common Stock and effect a corresponding reduction in the total number of authorized shares of Common Stock.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series A Certificate of Designation (as defined below) is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series A Preferred Stock, stockholder approval of the Shareholder Proposals required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred Stock, stockholder approval of the Shareholder Proposals requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred Stock, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred Stock on the Shareholder Proposals in a manner that mirrors the votes cast by holders of Common Stock on each Shareholder Proposal. Prior to the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes would have had the same effect as a vote against the Shareholder Proposals. Following the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes on the Shareholder Proposals will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred Stock has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred Stock votes are cast.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective June 21, 2024, Macias Gini & O’Connell LLP (“MGO”) was engaged as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024. The engagement was approved by the Audit Committee of the Board.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2023 and during the period from the end of the most recently completed fiscal year ended December 31, 2023 through June 21, 2024, neither the Company nor anyone on its behalf consulted with MGO, on behalf of the Company, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

MGO succeeds Mazars USA LLP (“Mazars”), which stepped down as the Company’s independent registered accounting firm as of May 31, 2024. Mazars’ decision to resign as the Company’s independent auditor and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 15, 2024, which is incorporated herein by reference.

The Company provided MGO with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company has requested and received from MGO a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of MGO’s letter, dated June 24, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences Designating the Series A Preferred Stock

On June 21, 2024, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s preferred stock as Series A Preferred Stock, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred Stock shall not be entitled to receive dividends.

Voting. The share of Series A Preferred Stock will have 16,000,000,000 votes, but has the right to vote only on the Shareholder Proposals and until such time as the Shareholder Proposals are approved by the stockholders, and will have no voting rights except (i) with respect to the Shareholder Proposals in which its votes are cast for and against such Shareholder Proposal in the same proportion as shares of Common Stock are voted for and against such Shareholder Proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the Shareholder Proposal) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which the Shareholder Proposals are submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred Stock will vote together with the Common Stock as a single class on any Shareholder Proposal. The Series A Preferred Stock has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred Stock will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred Stock may not be transferred at any time prior to stockholder approval of the Shareholder Proposals without the prior written consent of the Board.

Redemption. The outstanding share of Series A Preferred Stock will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of both Shareholder Proposals.

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of MGO as described in Item 4.01 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, dated June 21, 2024.
10.1	Purchase Agreement, dated June 21, 2024, by and between the Company and Matthias Aydt.
16.1	Letter from Macias Gini & O’Connell LLP
99.1	Press release dated June 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: June 24, 2024	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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